UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2015

MVP REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Enter into Material Definitive Agreement.

On February 27, 2015, the Board of Directors of MVP REIT, Inc., approved that its advisors and through its wholly owned entity, MVP Fort Worth Taylor, LLC, as purchaser, proceed with a Purchase and Sale Agreement with LAZ/LA VI THE, L.P., a Delaware limited partnership, or seller, and First American Title Insurance Company, as escrow agent, for the purchase of a multi-level parking garage consisting of approximately 1,013 parking spaces, together with approximately 11,828 of office space, located in Fort Worth, Texas, for a purchase price of $23.5 million, plus closing costs.  The purchaser will be assuming the existing financing.  The existing loan has a balance of approximately $12.2 million at a rate of 5.59% and has been approved by the lender subject to satisfaction of final closing documents.

The material items of the Fort Worth Purchase Agreement include: (i) a due diligence period that was originally forty-five days from the Effective Date, or the date both parties execute the Fort Worth Purchase Agreement, and has been subsequently extended to March 10, 2015; (ii) an initial earnest money deposit of two hundred fifty thousand dollars which was deposited with escrow agent upon purchaser’s execution of the agreement, and shall be applied to the purchase price(the earnest money deposit is nonrefundable unless the agreement is terminated during the due diligence period for Seller’s failure to meet a condition precedent or except in limited circumstances, such as seller’s breach of the Fort Worth Purchase Agreement); and (iii) a closing date of March 16, 2015, or such sooner date as mutually agreed to by both Seller and Purchaser. The Fort Worth Purchase Agreement also contains additional covenants, representations and warranties and other provisions that are customary of real estate purchase and sale agreements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2015, Dustin Lewis resigned his position as Chief Financial Officer for MVP REIT, Inc. (“MVP REIT”) and has accepted the position of Senior Vice President of Acquisitions for MVP Realty Advisors, Inc.

On February 27, 2015, the Board of Directors appointed Tracee Gress as our Chief Financial Officer. Ms. Gress, 44, also serves as the Chief Financial Officer of Vestin Realty Mortgage I, Inc. Vestin Realty Mortgage II, Inc. and the equivalent of the Chief Financial Officer of Vestin Fund III, LLC (hereafter referred to collectively as the “Vestin Entities”).  Ms. Gress’ services are furnished to us pursuant to an accounting services agreement entered into by our manager and Strategix Solutions, LLC (“Strategix Solutions”).  Ms. Gress has audited both public and non-public companies and has also served as Chief Financial Officer for various non-public companies. Ms. Gress will be compensated solely by Strategix Solutions.  Ms. Gress’ responsibilities at Strategix Solutions include matters unrelated to MVP REIT and the Vestin Entities.  Strategix Solutions has an agreement with MVP REIT and the Vestin Entities whereby Strategix Solutions receives certain compensation for the performance of accounting services for MVP REIT and the Vestin Entities.  Such accounting services include services in addition to the services to be provided by Ms. Gress.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Purchase and Sale Agreement for Ft. Worth Taylor
99.2	Amendment No. 1
99.3	Amendment No. 2
99.4	Amendment No. 3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2015

MVP REIT, INC.

By: __/s/ Tracee Gress_______________

Tracee Gress

Chief Financial Officer